KEMPISTY & COMPANY
New York, New York

October 19, 2001

The Auxer Group, Inc.
12 Andrews Drive
West Paterson, New Jersey 07424

We consent to the inclusion in this registration statement on Form SB-2 of our report dated September 22, 2000, on our audits of the financial statements for the years ended December 31, 2000 and 1999, of Clifton Telecard, Alliance, Inc.

/s/ Kempisty & Company
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    KEMPISTY & COMPANY
    Certified Public Accountants PC